UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2017

ZYNGA INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35375	42-1733483
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

699 Eighth Street San Francisco, CA 94103		94103
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (855) 449-9642

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Election of Directors.

On February 3, 2017, the Board of Directors (the “Board”) of Zynga Inc. (“Zynga”) increased the number of directors of Zynga from eight to ten and elected, upon the recommendation of the Nominating and Corporate Governance Committee (the “Nominating Committee”) of the Board, Janice Roberts and Carol Mills to each serve as a member of the Board until their respective successors are duly elected and qualified, or until their respective earlier death, resignation or removal.  Upon election to the Board and upon the recommendation of the Nominating Committee, each of Ms. Roberts and Ms. Mills was appointed to the Special Ligation Committee, as described in more detail in Item 8.01 of this Current Report on Form 8-K.

In accordance with Zynga’s current program for compensation of non-employee directors which was filed as Exhibit 10.1 to Zynga’s Quarterly Report on Form 10-Q filed on November 7, 2014 and incorporated by reference herein, Ms. Roberts and Ms. Mills will be entitled to receive compensation for their respective service as a member of the Board and committees thereof.

There are no arrangements or understandings between Ms. Roberts or Ms. Mills and any other persons pursuant to which Ms. Roberts or Ms. Mills, respectively, was elected as a director of Zynga. There are no family relationships between Ms. Roberts or Ms. Mills and any director, executive officer, or any person nominated or chosen by Zynga to become a director or executive officer.  Neither Ms. Roberts nor Ms. Mills is a party to any current or proposed transaction with Zynga for which disclosure is required under Item 404(a) of Regulation S-K.

Zynga will also enter into its standard form of indemnification agreement separately with each of Ms. Roberts and Ms. Mills.

Item 7.01 Regulation FD Disclosure.

On February 6, 2017, Zynga issued a press release relating to the new director election.  The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The information furnished in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

On February 3, 2017, the Board established a special litigation committee (the “Special Litigation Committee”) currently consisting of Janice Roberts and Carol Mills to investigate the claims asserted against certain former and current Zynga officers and directors in three shareholder derivative suits currently pending in the Delaware Court of Chancery, the United States District Court for the Northern District of California, and the Superior Court of California, County of San Francisco (collectively, the “Litigation”).  The Special Litigation Committee will determine what actions are appropriate and in the best interests of Zynga, and decide whether it is in the best interests of Zynga to pursue, dismiss or consensually resolve the claims asserted in the Litigation. The Board determined that each member of the Special Litigation Committee is disinterested and independent with respect to the Litigation. Among other things, the Special Litigation Committee has the power to retain counsel and expert advisors, as appropriate, to assist it in the investigation, gather and review relevant documents relating to the claims, interview persons who may have knowledge of the relevant information, prepare a report setting forth its conclusions and recommended course of action with respect to the Litigation, and to take any actions, including, without limitation, directing the filing and prosecution of litigation on behalf of Zynga, as the Special Litigation Committee in its sole discretion deems to be in the best interests of Zynga in connection with the Litigation. The Special Litigation Committee’s findings and determinations shall be final and not subject to review by the Board and in all respects shall be binding upon Zynga.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1*+	Press release, dated February 6, 2017.

*	Filed herewith.
+

This exhibit shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ZYNGA INC.

Date: February 6, 2017	By:	/s/ Devang Shah
Devang Shah
General Counsel, Secretary and Senior Vice President

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